EXHIBIT 99.1
CONTACT:

Felicia Vonella
Acorda Therapeutics
(914) 326-5146
fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Notification of ANDA Filing for AMPYRA®

ARDSLEY, N.Y. – June 26, 2014 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced receipt of a Paragraph IV Certification Notice Letter advising that Actavis Laboratories FL, Inc. submitted an Abbreviated New Drug Application (ANDA) to the U.S. Food and Drug Administration (FDA) requesting permission to manufacture and market a generic version of AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Acorda is reviewing the Notice Letter and has 45 days from the date of receipt to commence a patent infringement lawsuit against Actavis Laboratories FL, Inc. in order to trigger a statutory stay period under the Hatch-Waxman Act. This would restrict the FDA from approving an ANDA until July 2017 at the earliest, unless a district court issues a decision adverse to all of Acorda’s asserted Orange Book patents prior to that date.

AMPYRA is currently protected by five patents listed in the FDA’s Approved Drugs Product List (Orange Book), four of which extend into 2025, 2026 and 2027, respectively. AMPYRA also has Orphan Drug status, which extends into January 2017.  Acorda intends to vigorously defend its intellectual property rights.

Acorda plans to update investors on any additional Paragraph IV certification notices that it may receive and patent litigation against ANDA filers in its quarterly and annual reports, including its Forms 10-Q and 10-K filed with the Securities and Exchange Commission.

The law firm of Kaye Scholer is advising Acorda on the ANDA filing.

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that improve the lives of people with neurological disorders.

Acorda markets three FDA-approved therapies including:  AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg,  a treatment to improve walking in patients with multiple sclerosis (MS); ZANAFLEX CAPSULES® (tizanidine hydrochloride) and Zanaflex tablets, a short-acting drug for the management of spasticity; and Qutenza® (capsaicin) 8% Patch, for the management of neuropathic pain associated with postherpetic neuralgia.  AMPYRA is marketed outside the

United States as FAMPYRA® (prolonged-release fampridine tablets) by Biogen Idec under a licensing agreement from Acorda.

Acorda has one of the leading pipelines in the industry of novel neurological therapies. The Company is currently developing six clinical-stage therapies and one preclinical stage therapy that address a range of disorders including post-stroke deficits, epilepsy, stroke, peripheral nerve damage, spinal cord injury, neuropathic pain, and heart failure. For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including Plumiaz (our trade name for Diazepam Nasal Spray), or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Diazepam Nasal Spray or other products under development; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen Idec in connection therewith; competition, including the impact of generic competition on Zanaflex Capsules revenues; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; failure to comply with regulatory requirements could result in adverse action by regulatory agencies; and the ability to obtain additional financing to support our operations. These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities & Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.
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